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                                                           EXHIBIT (11)(a)

                          Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated January 24, 1996, relating to the financial statements and financial highlights appearing in the November 30, 1995 Annual Report to Shareholders of Emerald Prime Trust Fund and Emerald Treasury Trust Fund (two of the portfolios constituting the Emerald Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants/Experts" and "Financial Statements" in the Statement of Additional Information.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
September 26, 1996